EXHIBIT 10.43


Bank of America                              Amendment to Documents


                  AMENDMENT NO. 6 TO BUSINESS LOAN AGREEMENT

     This Amendment No. 6 (the "Amendment") dated as of June 12, 1996 is between Bank of America National Trust and Savings Association (the "Bank") and 3Net Systems, Inc. (the "Borrower").

                                    RECITALS

       A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of February 28, 1994, as previously amended (the "Agreement").

       B.    The Bank and the Borrower desire to further amend the Agreement.

                                   AGREEMENT

       1. DEFINITIONS. Capitalized terms used but not defined in the Amendment shall have the meaning given to them in the Agreement.

       2.    AMENDMENTS.  The Agreement is hereby amended as follows:

             2.1 In Paragraph 1.2, the date "January 1, 1997" is substituted for the date "July 1, 1996."

             2.2  Paragraph 8.14 is amended to read in its entirety as follows:

                    8.14 GUARANTOR COVENANT. James W. Cameron, Jr. ("JWC") fails to comply with the following covenant:

                    (A) LIQUIDITY. To maintain unemcumbered liquid assets equal to at least three times the aggregate amount of all direct and contingent non-real estate secured indebtedness of JWC and all non-real estate secured indebtedness which JWC has guaranteed, including but not limited to JWC's obligation under this Agreement. One third of the amount of liquid assets must consist of cash, money market funds acceptable to the Bank, and marketable securities (as described in subparagraphs (ii) through (v) below).

                    "Liquid assets" means the following assets of JWC:

                    (i)  cash and certificates of deposit;

                    (ii) U.S. treasury bills and other obligations of the
                        federal government;

                    (iii) readily marketable securities (including commercial
                        paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission) rated at least A by Standard & Poor's Ratings Group or at least A by Moody's Investors Service;

                    (iv) bankers' acceptances issued by financial institutions;

                    (v) repurchase agreements covering U.S. government
                        securities;

                    (vi) other readily marketable securities acceptable to the
                        Bank.

                    Within 30 days of each calendar quarter end, JWC shall provide to the Bank copies of statements from depository institutions or brokerage firms, or other evidence acceptable to the Bank of JWC's liquid assets. If more than 25% of the value of JWC's liquid assets is represented by margin stock, the Borrower will provide the Bank a Form U-1 Purpose Statement, and the Bank and the Borrower will comply with the restrictions imposed by Regulation U of the Federal Reserve, which may require a reduction in the amount of credit provided to the Borrower.

       3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

             This Amendment is executed as of the date stated at the beginning of this Amendment.


BANK OF AMERICA
National Trust and Savings Association       3NET SYSTEMS, INC.

X   BETH LEONARD, VICE PRESIDENT             X JAMES W. CAMERON, JR.
BY:  BETH LEONARD, VICE PRESIDENT            BY: